EXHIBIT 10.4

                                 NON-QUALIFIED
                            STOCK OPTION AGREEMENT


            THIS AGREEMENT, dated as of March 24, 1998, is made by and between Domain Energy Corporation, a Delaware corporation hereinafter referred to as the "Corporation," and Michael L. Harvey, an employee of the Corporation or a Subsidiary (as hereinafter defined) or Affiliate (as hereinafter defined) of the Corporation, hereinafter referred to as "Optionee."

            WHEREAS, the Corporation wishes to afford the Optionee the opportunity to purchase shares of its Common Stock, par value $.01 per share (the "Common Stock");

            WHEREAS, the Corporation wishes to carry out the Plan (as hereinafter defined), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

            WHEREAS, the Committee (as hereinafter defined), appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Corporation and its stockholders to grant the Option (as hereinafter defined) provided for herein to the Optionee, and has advised the Corporation thereof and instructed the undersigned officer to issue said Option;

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

            Whenever the following terms are used in this Agreement, they shall have the meaning specified in the Plan or below unless the context clearly indicates to the contrary.

SECTION 1.1 - AFFILIATE

            "Affiliate" shall mean, with respect to the Corporation, any corporation directly or indirectly controlling, controlled by, or under common control with, the Corporation or any other entity designated by the Board of Directors of the Corporation in which the Corporation or an Affiliate has an interest.

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SECTION 1.2 - CAUSE

            "Cause" shall have the meaning ascribed thereto in the Employment Agreement.

SECTION 1.3 - CHANGE OF CONTROL

            "Change of Control" shall mean the occurrence of either (a) the purchase or other acquisition by any person, entity or group (within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, or any comparable successor provisions) of persons or entities (a "Group"), other than the FRC Entities, of (i) ownership of fifty percent (50%) or more of the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally or (ii) all or substantially all of the direct and indirect assets of the Corporation and its Subsidiaries or (b) any merger, consolidation, reorganization or other business combination of the Corporation with or into any other entity which results in a person, entity or Group other than First Reserve or any of its Affiliates owning fifty percent (50%) or more of the combined voting power of the surviving or resulting corporation's then outstanding voting securities entitled to vote generally.

SECTION 1.4 - COMMITTEE

            "Committee" shall mean the Compensation Committee of the Board of Directors of the Corporation.

SECTION 1.5 - COMMON STOCK

            "Common Stock" shall mean the Corporation's common stock, par value $.01 per share.

SECTION 1.6 - EMPLOYMENT AGREEMENT

            "Employment Agreement" shall mean the Employment Agreement dated March 24, 1998, to be effective February 17, 1998, between the Corporation and the Optionee.

SECTION 1.7 - FRC ENTITIES

            "FRC Entities" shall mean investment funds or other entities for which First Reserve Corporation acts as a general and/or managing partner or in respect of which First Reserve Corporation provides investment advice, either directly or through entities controlled by it.

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SECTION 1.8 - GOOD REASON

            "Good Reason" shall have the meaning ascribed thereto in the Employment Agreement.

SECTION 1.9 - GRANT DATE

            "Grant Date" shall mean the date of this Agreement.

SECTION 1.10 - OPTION

            "Option" shall mean the options to purchase Common Stock granted under this Agreement and shall include the Original Option and the Performance Option.

SECTION 1.11 - PERFORMANCE CRITERIA

            "Performance Criteria" shall mean the criteria set forth in Schedule A, attached hereto and made a part hereof for all purposes.

SECTION 1.12 - PERMANENT DISABILITY

            "Permanent Disability" shall have the meaning ascribed thereto in the Employment Agreement.

SECTION 1.13 - PLAN

            "Plan" shall mean the Amended and Restated 1996 Stock Purchase and Option Plan for Key Employees of Domain Energy Corporation and Affiliates, as amended from time to time.

SECTION 1.14 - PRONOUNS

            The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

SECTION 1.15 - RETIREMENT

            "Retirement" shall have the meaning ascribed thereto in the Employment Agreement.

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SECTION 1.16 - SECRETARY

            "Secretary" shall mean the Secretary of the Corporation.

SECTION 1.17 - SPECIAL TERMINATION

            "Special Termination" shall have the meaning ascribed thereto in the Employment Agreement.

Section 1.18 - SUBSIDIARY

            "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations, or group of commonly controlled corporations (other than the last corporation in the unbroken chain), then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                  ARTICLE II

                                GRANT OF OPTION

SECTION 2.1 - GRANT OF OPTION

            (a) For good and valuable consideration, on and as of the date hereof the Corporation irrevocably grants to the Optionee an option to purchase, from time to time, any part or all of 50,000 shares of Common Stock upon the terms and conditions set forth in this Agreement (the "Original Option").

            (b) For good and valuable consideration, on and as of the date hereof the Corporation irrevocably grants to the Optionee an option to purchase, from time to time, any part or all of 50,000 shares of Common Stock upon the terms and conditions set forth in this Agreement (the "Performance Option").

SECTION 2.2 - EXERCISE PRICE

            Subject to Section 2.4, the exercise price of the shares of Common Stock covered by the Option shall be $13.96 per share, without commission or other charge.

SECTION 2.3 - CONSIDERATION TO THE CORPORATION

            In consideration of the granting of the Option by the Corporation, the Optionee agrees to render faithful and efficient services to the Corporation or a Subsidiary or Affiliate

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thereof, with such duties and responsibilities as are set forth in the
Employment Agreement. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Corporation or any Subsidiary or Affiliate thereof or shall interfere with or restrict in any way the rights of the Corporation and its Subsidiaries or Affiliates, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without Cause, subject to the terms of any applicable written agreement between or among the Optionee and the Corporation or any of its stockholders or any Subsidiary or Affiliate of the Corporation, including without limitation the Employment Agreement.

SECTION 2.4 - ADJUSTMENTS IN OPTION PURSUANT TO MERGER, CONSOLIDATION, ETC.

            Subject to Section 9 of the Plan, in the event that the outstanding shares of the Common Stock subject to the Option are, from time to time, changed into or exchanged for a different number or kind of shares of the Corporation or other securities of the Corporation or other entity by reason of a merger, consolidation, recapitalization, Change of Control, reclassification, stock split, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares and/or the amount of consideration as to which or for which, as the case may be, such Option, or portions thereof then unexercised, shall be exercisable. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Corporation and all other interested persons.

                                  ARTICLE III

                           PERIOD OF EXERCISABILITY

SECTION 3.1 - COMMENCEMENT OF EXERCISABILITY

            (a) That portion of the Option constituting the Original Option shall become exercisable as to 20% of the shares of Common Stock subject to the Original Option on the first anniversary of the Grant Date and shall thereafter become exercisable as to an additional 20% of such shares upon each anniversary thereafter. Notwithstanding the foregoing, the Original Option shall become exercisable as to (i) 5,000 of the shares of Common Stock subject thereto immediately upon a Special Termination and (ii) 100% of the shares of Common Stock subject thereto immediately upon (x) a Change of Control, (y) the receipt of any notice that the Original Option will be terminated pursuant to Section 3.2(e), or (z) termination of Optionee's employment by reason of (A) death, (B) Permanent Disability, (C) Retirement, (D) by the Corporation or an Affiliate thereof without Cause (except pursuant to a Special Termination by the Corporation or an Affiliate thereof) or (E) by the Optionee for Good Reason.

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            (b) That portion of the Option constituting the Performance Option shall become exercisable at any time following the second anniversary of the Grant Date, when and if the Performance Criteria are met. Notwithstanding the foregoing, the Performance Option shall become exercisable as to 100% of the shares of Common Stock subject to the Performance Option on the ninth anniversary of the Grant Date.

            (c) In the event Optionee's employment with the Corporation or an Affiliate thereof is terminated (i) by reason of death, Permanent Disability or Retirement, (ii) by the Corporation or an Affiliate thereof without Cause or by the Optionee for Good Reason or (iii) upon a Special Termination, the Performance Option shall become fully exercisable provided that the Performance Criteria shall have been met, but to the extent that the Performance Criteria shall not have been met as of the Optionee's termination of employment, the Performance Option shall be immediately cancelled.

SECTION 3.2 - EXPIRATION OF OPTION

            The Option may not be exercised to any extent by the Optionee after the first to occur of the following events:

            (a)   The tenth anniversary of the Grant Date; or

            (b) The first anniversary of the date of the Optionee's termination of employment by reason of death, Permanent Disability or Retirement; or

            (c) The first business day which is 180 calendar days after termination of employment of the Optionee pursuant to a Special Termination; or

            (d) The first business day which is 90 calendar days after termination of employment of the Optionee by the Corporation or an Affiliate thereof without Cause (excluding a Special Termination by the Corporation or an Affiliate thereof) or by the Optionee for Good Reason; or

            (e) The date of the Optionee's termination of employment by the Corporation or an Affiliate thereof with Cause, or by the Optionee without Good Reason (excluding a Special Termination by the Optionee); or

            (f) If the Committee so determines pursuant to Section 9 of the Plan, the effective date of either the merger or consolidation of the Corporation into another Person (unless the consideration received by the stockholders of the Corporation in such merger or consolidation consists entirely of common stock of the surviving corporation), the exchange of all or substantially all of the assets of the Corporation for the securities of another corporation, a Change of Control, or the recapitalization,

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      reclassification, liquidation or dissolution of the Corporation. At least ten (10) days prior to the effective date of any of the events set forth in such Section 9 of the Plan, the Committee shall give the Optionee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this Section 3.2.

                                  ARTICLE IV

                              EXERCISE OF OPTION

SECTION 4.1 - PERSON ELIGIBLE TO EXERCISE

            During the lifetime of the Optionee, only he may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under
Section 3.2, be exercised by his personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

SECTION 4.2 - PARTIAL EXERCISE AND PERIODS OF UNEXERCISABILITY

            Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time and from time to time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole shares of Common Stock only.

SECTION 4.3 - MANNER OF EXERCISE

            The Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or her office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

            (a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

            (b) Payment for the shares with respect to which such Option or portion thereof is exercised (i) by cash or check on the date of exercise (such cash or check may be delivered on behalf of a Optionee by a stock broker designated by the Corporation to whom the Optionee has submitted an irrevocable notice of election, on forms approved by the Corporation, to sell shares of Common Stock deliverable upon

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      exercise of an Option), (ii) through the delivery of shares of Common
      Stock having a Fair Market Value equal to the full amount of the exercise price, (iii) by the withholding by the Corporation from the shares of Common Stock issuable upon any exercise of the Option that number of shares having a Fair Market Value equal to such exercise price pursuant to a written election delivered to the Committee prior to the date of exercise, or (iv) by a combination of such methods;

            (c) Full payment to the Corporation of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option, which payment shall be (i) by cash or check or (ii) by electing, pursuant to a written notice delivered to the Committee prior to the date of exercise, to have shares of Common Stock (having an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable tax withholding requirements) withheld from the shares deliverable upon such exercise; and

            (d) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

SECTION 4.4 - CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

            The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Corporation. Such shares shall be fully paid and nonassessable. The Corporation shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

            (a) The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

            (b) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

SECTION 4.5 - RIGHTS AS STOCKHOLDER

            The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Corporation in respect of any shares purchasable upon the exercise

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of the Option or any portion thereof unless and until the Option has been exercised and the relevant shares purchased.

                                   ARTICLE V
                                 MISCELLANEOUS

SECTION 5.1 - ADMINISTRATION

            The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Corporation and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

SECTION 5.2 - OPTION NOT TRANSFERABLE

            Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

SECTION 5.3 - SHARES TO BE RESERVED

            The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

SECTION 5.4 - NOTICES

            Any notice to be given under the terms of this Agreement to the Corporation shall be addressed to the Corporation in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By

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a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Corporation of his status and address by written notice under this Section 5.4. Any notice shall have been deemed duly given (i) when delivered by hand, (ii) two business days after being mailed, certified or registered mail, return receipt requested, with postage prepaid, (iii) when sent by telegram or telecopy (the receipt of which is confirmed) or (iv) one business day after being sent by Express Mail, Federal Express or other nationally recognized overnight courier service.

SECTION 5.5 - TITLES

            Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

SECTION 5.6 - APPLICABILITY OF PLAN

            The Option and the shares of Common Stock issued to the Optionee upon exercise of the Option shall be subject to all of the terms and provisions of the Plan to the extent applicable to the Option and such shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

SECTION 5.7 - AMENDMENT

            This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

SECTION 5.8 - GOVERNING LAW

            THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN THE INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAWS.

SECTION 5.9 - JURISDICTION

            Any suit, action or proceeding against the Optionee with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Delaware, and the Optionee hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Optionee hereby irrevocably waives any objections which he may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent

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jurisdiction in the State of Delaware, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Corporation with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Delaware, and the Optionee hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Corporation hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding.

SECTION 5.10 - STATUS OF STOCK

            The Corporation intends to register for issuance under the Securities Act of 1933, as amended (the "Act") the shares of Common Stock acquirable upon exercise of the Option, and to keep such registration effective throughout the period the Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Common Stock acquirable upon exercise of the Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Corporation intends to use its best efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon an exercise of the Option, the Optionee (or the person permitted to exercise the Option pursuant to Section ), if requested by the Corporation to do so, will execute and deliver to the Corporation in writing an agreement containing such provisions as the Corporation may require to assure compliance with the Act and all other applicable securities laws.

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            IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

                                            DOMAIN ENERGY CORPORATION



                                            By:/s/MICHAEL V. RONCA
                                                  Michael V. Ronca
                                                  President and Chief Executive
                                                  Officer

                                               /s/MICHAEL L. HARVEY
                                                  Michael L. Harvey

                                            Address:    #1 Our Court Lane
                                                        Houston, Texas 77024

                                            Optionee's Taxpayer Identification
                                            Number: ###-##-####


Aggregate number of shares of Common Stock for which the Original Option granted hereunder is exercisable (50% of total number of shares):

                                     50,000

Aggregate number of shares of Common Stock for which the Performance Option granted hereunder is exercisable (50% of total number of shares):

                                     50,000

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                                   SCHEDULE A
            (Michael L. Harvey Non-Qualified Stock Option Agreement)

                              PERFORMANCE CRITERIA

      For purposes of this Schedule A, the following terms shall have the meanings specified below:

            "Bcfe" shall mean one billion cubic feet of natural gas equivalent, determined using the ratio of one barrel of crude oil, condensate or other liquids to six million cubic feet of natural gas.

            "Compensation Committee" shall mean the Compensation Committee of the Board of Directors of the Corporation.

            "Fiscal Year" shall mean the fiscal year of the Corporation.

            "Total Proved Reserve Increase" shall mean, with respect to any Fiscal Year, the difference, if any, between (i) the Corporation's total proved reserves for such Fiscal Year as reported by the Corporation in its Form 10-K for such Fiscal Year and (ii) the Corporation's total proved reserves for the Fiscal Year ended December 31, 1997, as reported by the Corporation in its Form 10-K for the Fiscal Year ended December 31, 1997.

      The Performance Criteria shall be satisfied if, for any Fiscal Year set forth in the following table, the Total Proved Reserve Increase determined with respect to such Fiscal Year equals or exceeds the amount set forth in such table for such Fiscal Year, and such increase is attributable in some substantial part to the efforts of Optionee, as determined by the Compensation Committee:

      FISCAL YEAR-END       TOTAL PROVED RESERVE INCREASE
           1998                        20 Bcfe
           1999                        20 Bcfe
           2000                        30 Bcfe
           2001                        40 Bcfe
           2002                        50 Bcfe


      In addition, in the event of a Special Termination, the Performance Criteria shall also be satisfied if, as of June 30, 1999, A minus B equals or exceeds 15 Bcfe, where:

            A equals the Corporation's total proved reserves as of June 30, 1999, as determined by the Compensation Committee; and

            B equals the Corporation's total proved reserves for the Fiscal Year ended December 31, 1997, as reported by the Corporation in its Form 10-K for such Fiscal Year.

                                March 24, 1998

Mr. Michael L. Harvey
#1 Our Court Lane
Houston, TX 77024

Dear Mr. Harvey:

            This will confirm our understanding that, in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of November 21, 1997 among Domain Energy Corporation ("Domain"), Domain Gulf Acquisition Corp. and Gulfstar Energy, Inc., you will have the optional right, to be exercisable at any time prior to September 30, 1998, to borrow up to $250,000 in the aggregate from Domain for the purpose of acquiring shares of Domain common stock, par value $.01 per share ("Shares"), through open market purchases. This transaction would be documented pursuant to execution and delivery by you and Domain of a Promissory Note and Pledge Agreement, each substantially in the form of those attached hereto as Exhibits A and B, respectively.

            If the foregoing correctly summarizes our agreement with respect to the matters addressed above, please so indicate by executing each copy of this letter and returning one fully executed copy to the undersigned.

                                    DOMAIN ENERGY CORPORATION



                                    By:/s/MICHAEL V. RONCA
                                          Michael V. Ronca
                                          President and CEO

Agreed to and acknowledged
this 24th day of March, 1998

By:/s/ MICHAEL L. HARVEY
       Michael L. Harvey

                             PROMISSORY NOTE


$[250,000.00]                                            Houston, Texas
                                                         _________________, 1998


            FOR VALUE RECEIVED, the undersigned, Michael L. Harvey (the "Executive"), hereby unconditionally promises to pay to the order of Domain Energy Corporation, a Delaware corporation (the "Company") at its offices, in lawful money of the United States of America, the principal amount of [TWO HUNDRED FIFTY THOUSAND & No/100 DOLLARS ($250,000.00)]. The principal amount shall be paid on the earliest to occur of (i) termination of the Executive's employment by the Company for Cause or without Good Reason by the Executive,
(ii) six months after termination of the Executive's employment pursuant to a Special Termination, (iii) one year after termination of the Executive's employment without Cause by the Company or with Good Reason by the Executive,
(iv) the disposition of any of the Investor Shares (as such term is defined in the Management Investor Subscription Agreement referred to below) by the Executive, provided, that the Executive shall be required only to pay that amount of the principal amount which is equal to the proceeds received from any such disposition (with any outstanding unpaid principal remaining subject to this sentence) and (v) December 31, 2003 (the "Maturity Date"). The Executive further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at an interest rate equal to 8% per annum on (x) June 30 and December 31 of each year (each such date, a "Interim Interest Payment Date"), (y) the Maturity Date and (z) with respect to the amount of any optional repayment, on the date of any such optional repayment; provided, however, that with respect to interest payments due pursuant to clause (x) above, on written notice given to Company not less than 15 days prior to any Interim Interest Payment Date the Executive may elect to satisfy his or her interest payment obligations by increasing the principal amount of this note by the amount of such interest due. Such an election shall apply to all interest payments due on all future Interim Interest Payment Dates until revoked. "Cause", "Good Reason", "Permanent Disability", "Retirement" and "Special Termination" as used in this Note are used with the meanings ascribed thereto in the Employment Agreement dated March 24, 1998 between the Company and the Executive.

            The following shall constitute "Events of Default" under the terms of this Note:

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                (i) default in payment when due and payable, upon acceleration or otherwise, of principal of this Note;

               (ii) default for five (5) days or more in the payment when due of interest on the Note.

            "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

            This Note is subject to optional prepayment in whole or in part at any time. Reference is hereby made to the Pledge Agreement for a description of the properties and assets in which a security interest has been granted.

            Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable by the Company.

            All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

            Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the letter agreement dated as of March 24, 1998 between the Company and the Executive.

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                                 MICHAEL L. HARVEY
                                                 MICHAEL L. HARVEY

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                                    EXHIBIT B
                                PLEDGE AGREEMENT

            PLEDGE AGREEMENT, dated as of _____________, 1998, made by Michael
L. Harvey (the "Executive") in favor of Domain Energy Corporation, a Delaware corporation (the "Company").

                          W I T N E S S E T H:

      WHEREAS, the Company has agreed to make a loan (the "Loan") to the Executive for the acquisition of Shares (as defined in the letter agreement dated March 24, 1998 between the Company and the Executive (the "Letter Agreement")), to be evidenced by a note substantially in the form of Exhibit A to the Letter Agreement (the "Note");

      WHEREAS, the Executive will be the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined) issued by the Company; and

      WHEREAS, it is a condition precedent to the obligation of the Company to make the Loan to the Executive that the Executive shall have executed and delivered this Pledge Agreement to the Company.

      NOW, THEREFORE, in consideration of the premises and to induce the Company to make the Loan, the Executive hereby agrees with the Company, as follows:

      1. DEFINED TERMS. (a) Unless otherwise defined herein, terms defined in the Note or the Letter Agreement and used herein shall have the meanings assigned to them in the Note and the Letter Agreement, respectively.

            (b) The following terms shall have the following meanings:

      "AGREEMENT": this Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

      "CODE": the Uniform Commercial Code from time to time in effect in the State of New York.

      "COLLATERAL": the Pledged Stock and all Proceeds.

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      "COLLATERAL ACCOUNT": any account established to hold money Proceeds, maintained under the sole dominion and control of the Company.

      "DEFAULT": any event that is or with the passage of time or the giving of notice or both would be an Event of Default under the Note.

      "OBLIGATIONS": the collective reference to the unpaid principal of and interest on the Note and all other obligations and liabilities of the Executive to the Company (including, without limitation, interest accruing at the then applicable rate provided in the Note after the maturity of the Loan and interest accruing at the then applicable rate provided in the Note after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Executive, whether or not a claim for post-filing or postpetition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Note and this Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, costs, expenses or otherwise.

      "PERSON": any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "PLEDGED STOCK": the Shares, together with all stock certificates received upon exercise of any options or rights of any nature whatsoever that may be issued or granted by the Company to the Executive while this Agreement is in effect.

      "PROCEEDS": all "proceeds" as such term is defined in Section 9-306(l) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

            (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

            (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

      2. PLEDGE; GRANT OF SECURITY INTEREST. The Executive hereby delivers to the Company all the Pledged Stock and hereby grants to the Company a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

      3. STOCK POWERS. Concurrently with the delivery to the Company of each certificate representing one or more shares of Pledged Stock to the Company, the Executive shall deliver an undated stock power covering such certificate, duly executed in blank by the Executive with, if the Company so requests, signature guaranteed.

      4. COVENANTS. The Executive covenants and agrees with the Company that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

            (a) If the Executive shall (i) as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof or
(ii) acquire ownership of shares of Common Stock upon the exercise of stock options, the Executive shall accept the same as the agent of the Company, hold the same in trust for the Company, and deliver the same forthwith to the Company in the exact form received, duly endorsed by the Executive to the Company, if required, together with an undated stock power covering such certificate duly executed in blank by the Executive and with, if the Company so requests, signature guaranteed, to be held by the Company, subject to the terms hereof, as additional collateral security for the Obligations.

            (b) Without the prior written consent of the Company, the Executive will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, (ii) create, incur or permit to exist any lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement or (iii) enter into any agreement or undertaking restricting the right or ability of the Executive or the Company to sell, assign or transfer any of the Collateral.

            (c) The Executive shall maintain the security interest created by this Agreement as a first, perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Company, and at the sole expense of the Executive, the Executive will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Company may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Company, duly endorsed in a manner satisfactory to the Company, to be held as Collateral pursuant to this Agreement.

            (d) The Executive shall pay, and save the Company harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

      5. CASH DIVIDENDS; VOTING RIGHTS. Unless an Event of Default shall have occurred and be continuing and the Company shall have given notice to the Executive of the Company's intent to exercise its corresponding rights pursuant to Section 6 below, the Executive shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock.

      6. RIGHTS OF THE COMPANY. If an Event of Default shall occur and be continuing and the Company shall give notice of its intent to exercise such rights to the Executive the Company shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Company may determine.

      7. REMEDIES. (a) If an Event of Default shall have occurred and be continuing, at any time at the Company's election, the Company may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Company may elect.

            (b) If an Event of Default shall have occurred and be continuing, the Company may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the obligations, all rights and remedies of a secured party under the Code.

Without limiting the generality of the foregoing, the Company, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Executive or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of Company or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Company shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Executive, which right or equity is hereby waived or released. The Company shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Company hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Company, to the payment in whole or in part of the Obligations, in such order as the Company may elect, and only after such application and after the payment by the Company of any other amount required by any provision of law, including, without limitation, Section 9-504(l)(c) of the Code, need the Company account for the surplus, if any, to the Executive. To the extent permitted by applicable law, the Executive waives all claims, damages and demands it may acquire against the Company arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Executive shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Company to collect such deficiency.

      8. EXECUTION OF FINANCING STATEMENTS. Pursuant to Section 9-402 of the Code, the Executive authorizes the Company to file financing statements with respect to the Collateral without the signature of the Executive in such form and in such filing offices as the Company reasonably determines appropriate to perfect the security interests of the Company under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

      9. NOTICES. All notices, requests and demands to or upon the Company or the Executive to be effective shall be in writing (or by telex, facsimile or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) if given by mail, when deposited in the mails by certified mail, return receipt requested or (iii) if by telex, facsimile or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Company or the Executive at its address or transmission number for notices provided on the signature page hereto. The Company and the Executive may change their addresses and transmission numbers for notices by notice in the manner provided in this Section 9.

      10. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      11. AMENDMENTS IN WRITING; NO WAIVER; CUMULATIVE REMEDIES. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Executive and the Company, PROVIDED that any provision of this Agreement may be waived by the Company in a letter or agreement executed by the Company or by telex or facsimile transmission from the Company.

            (b) The Company shall not by any act (except by a written instrument pursuant to paragraph 11(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default of Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Company, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Company of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Company would otherwise have on any future occasion.

            (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

      12. SECTION HEADINGS. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

      13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of the Executive and shall inure to the benefit of the Company and their successors and assigns.

      14.   GOVERNING LAW.  THIS AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.



                              By:
                              Spouse:

                              Address for Notices:

                                #1 Our Court Lane
                              Houston, Texas 77024
                               Fax: (713) 467-5755

Accepted this ____ day of ________, 1998

DOMAIN ENERGY CORPORATION


By:
    Michael V. Ronca
    President and Chief Executive Officer


Address for Notice:

Domain Energy Corporation
P.O. Box 2229
Houston, Texas 77252-2229
Fax:  (281) 618-1977

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